CERTIFICATE

	The undersigned hereby certifies that she is the Secretary of Active Assets Tax-Free Trust (the "Trust"), an unincorporated business trust organized under the laws of the Commonwealth of Massachusetts, that annexed hereto is an Amendment to the Declaration of Trust duly adopted by the Trustees of the Trust on February 25, 2016 as provided in Section 9.3(a) of the Declaration of Trust of the Trust, said Amendment to take effect on June 16, 2016 and I do hereby further certify that such Amendment has not been amended and is on the date hereof in full force and effect.

	Dated this 16th day of June, 2016




/s/ Mary E. Mullin
______________
Mary E. Mullin
Secretary


AMENDMENT



Dated:			June 16, 2016
To be Effective:		June 16, 2016






TO

ACTIVE ASSETS TAX-FREE TRUST

DECLARATION OF TRUST

DATED

March 27, 1981


AMENDMENT TO THE DECLARATION OF
TRUST OF

ACTIVE ASSETS INSTITUTIONAL MONEY
TRUST


WHEREAS, Active Assets Tax-Free Trust (the "Trust") was established by the Declaration of Trust dated March
27, 1981, as amended from time to time (the
"Declaration"), under the laws of the Commonwealth of Massachusetts;

WHEREAS, pursuant to Section 9.3(a) of the Declaration, the Trustees may amend the Declaration under certain circumstances without the vote or consent of Shareholders;

WHEREAS, it has been determined that the adoption of the amendment set forth below may be effected in reliance upon Section 9.3(a);

NOW, THEREFORE:

1. Section 7.3 of Article VII of the Declaration is hereby amended so that such Section shall read in its entirety as follows:

	Section 7.3.  Redemption at the Option of the
Trust. Each Share of the Trust or any Series or Class thereof shall be subject to the redemption at the option of the Trust at the redemption price which would be applicable if such Shares were then being redeemed by the Shareholder pursuant to Section 7.1: (i) at any time, if the Trustees determine in their sole discretion that failure to so redeem may have materially adverse consequences to the holders of the Shares of the Trust or any Series or Class, or (ii) upon such other conditions with respect to
(a) maintenance of a minimum investment amount and/or
(b) the frequency of notices to the Shareholder pertaining to the need to increase the Shareholder's investment in order to meet such minimum, each as may from time to time be determined by the Trustees and set forth in the then current Prospectus of the Trust. Upon such redemption, the holders of the Shares so redeemed shall have no further right with respect thereto other than to receive payment of such redemption price or to have the proceeds of such redemption automatically invested in an Active Assets Fund with a lower investment minimum, as may from time to time be determined by the Trustees and set forth in the then current Prospectus of the Trust.

2. The Trustees of the Trust hereby reaffirm the Declaration, as amended, in all respects.

3. The undersigned hereby certify that this instrument has been duly adopted in accordance with the provisions of the Declaration.

4. This amendment may be executed in more than one counterpart, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

[signed in counterparts]
IN WITNESS THEREOF, the undersigned, the Trustees of the Trust, have executed this instrument this ___ day of ___________, 2016.




_/s/ Frank L.
Bowman_________________
______
Frank L. Bowman, as Trustee,
and not individually
c/o Kramer Levin Naftalis &
Frankel LLP
Counsel to the Independent
Trustees
1177 Avenue of the Americas
New York, NY 10036


_/s/ Kathleen A.
Dennis__________________
_____
Kathleen A. Dennis, as
Trustee, and not individually
c/o Kramer Levin Naftalis &
Frankel LLP
Counsel to the Independent
Trustees
1177 Avenue of the Americas
New York, NY 10036


_/s/ Nancy C.
Everett__________________
_____
Nancy C. Everett, as Trustee,
and not individually
c/o Kramer Levin Naftalis &
Frankel LLP
Counsel to the Independent
Trustees
1177 Avenue of the Americas
New York, NY 10036


_/s/ Jakki L.
Haussler_________________
______
Jakki L. Haussler, as Trustee,
and not individually
c/o Kramer Levin Naftalis &
Frankel LLP
Counsel to the Independent
Trustees
1177 Avenue of the Americas
New York, NY 10036


_/s/ James F.
Higgins__________________
_____
James F. Higgins, as Trustee,
and not individually
c/o Morgan Stanley
One New York Plaza
New York, NY 10004


_/s/ Manuel H.
Johnson_________________
_____
Dr. Manuel H. Johnson, as
Trustee, and not individually
c/o Johnson Smick
International, Inc.
220 I St. NE, Suite 200
Washington, D.C. 20002


_/s/ Joseph J.
Kearns__________________
_____
Joseph J. Kearns, as Trustee,
and not individually
c/o Kearns & Associates LLC
23823 Malibu Road
S-50-440
Malibu, CA 90265


_/s/ Michael F.
Klein___________________
____
Michael F. Klein, as Trustee,
and not individually
c/o Kramer Levin Naftalis &
Frankel LLP
Counsel to the Independent
Trustees
1177 Avenue of the Americas
New York, NY 10036


_/s/ Michael E.
Nugent__________________
_____
Michael E. Nugent, as
Trustee, and not individually
c/o Morgan Stanley
522 Fifth Avenue
New York, NY 10036



_/s/ W. Allen
Reed____________________
___
W. Allen Reed, as Trustee,
and not individually
c/o Kramer Levin Naftalis &
Frankel LLP
Counsel to the Independent
Trustees
1177 Avenue of the Americas
New York, NY 10036


_/s/ Fergus
Reid____________________
___
Fergus Reid, as Trustee, and
not individually
c/o Joe Pietryka, Inc.
85 Charles Colman Blvd.
Pawling, NY 12564